SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Express America Holdings Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check  box  if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

    ----------------------------------------------------------------------------

    2) Form, Schedule or Registration No.

    ----------------------------------------------------------------------------

    3) Filing party:

    ----------------------------------------------------------------------------

    4) Date filed:

    ----------------------------------------------------------------------------

                      EXPRESS AMERICA HOLDINGS CORPORATION
                             Two Renaissance Square
                       40 North Central Avenue, Suite 1200
                             Phoenix, Arizona 85004
                                 (602) 417-8100

               --------------------------------------------------

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 26, 1997

              ----------------------------------------------------


To the Holders of Our Common Stock:

         The 1997 Annual Meeting of Stockholders of Express America Holdings Corporation (the "Company") will be held at the Company's headquarters in Phoenix, Arizona on February 26, 1997, at 10:00 a.m., local time, to elect two directors to the Company's Board of Directors and to consider such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

         The Board of Directors has fixed the close of business on January 10, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or represented by valid proxy. A copy of the Company's 1996 Annual Report to Stockholders, which includes certified consolidated financial statements, was mailed with this Notice and Proxy Statement on or about January 15, 1997 to all stockholders of record on the record date for the Annual Meeting. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

         Your attention is directed to the attached Proxy Statement.

                                              By Order of the Board of Directors


                                              Robert W. Stallings
                                              Chairman of the Board

Phoenix, Arizona
January 15, 1997

                                    IMPORTANT

         Stockholders are requested to SIGN, DATE and MAIL the enclosed proxy. A postage-paid envelope is provided for mailing in the United States.

                      EXPRESS AMERICA HOLDINGS CORPORATION
                             Two Renaissance Square
                       40 North Central Avenue, Suite 1200
                                Phoenix, AZ 85004
                                 (602) 417-8100

                       ----------------------------------

                                 PROXY STATEMENT

                       -----------------------------------


         This Proxy Statement is furnished by the Board of Directors of EXPRESS AMERICA HOLDINGS CORPORATION, a Delaware corporation (the "Company"), in connection with the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on February 26, 1997. The proxy materials were mailed on or about January 15, 1997 to the Company's common stockholders (the "Stockholders") of record at the close of business on January 10, 1997 (the "Record Date"). As of the Record Date, there were 3,860,130 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issued and outstanding. Only holders of Common Stock will be entitled to vote at the Annual Meeting. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each share held on each matter of business to be considered at the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

         The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or
(iii) sending written notice of revocation to the Company's Secretary at Two Renaissance Square, 40 North Central, Suite 1200, Phoenix, Arizona 85004. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or other means deemed appropriate by the Board of Directors.

         If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted for the election of the nominees for directors named below and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         The information included herein should be reviewed in connection with the consolidated financial statements, notes to consolidated financial statements and independent auditors' report included in the Company's 1996 Annual Report to Stockholders.

                              ELECTION OF DIRECTORS

         The Company's Board of Directors is comprised of six members classified in three groups, members of each group serving a three-year term. At the Annual Meeting, two directors will be elected to the class of directors whose terms expire at the close of the 2000 Annual Meeting of Stockholders. The shares represented by the enclosed proxy will be voted for the election as directors of the two nominees named below, unless a vote is withheld from any or all of the individual nominees. If any nominee becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of the proxy. The two nominees receiving the highest number of votes cast at the meeting will be elected.

Information Concerning Directors And Nominees

         The present terms of Messrs. Roy A. Herberger, Jr., and Stephen A McConnell expire upon the close of the 1997 Annual Meeting of Stockholders. Both individuals have been unanimously proposed as nominees for election as directors in the election to be held at the meeting.

         Information concerning the names, ages, terms, positions with the Company and the Board, and business experience of the nominees and the directors whose present terms continue after the Annual Meeting is set forth below. Each director has served continuously with the Company since his first election as indicated below.

Name                                       Age                Position (1)                     Director Term
                                                                                          Since         Expires (1)
Robert W. Stallings(2)(5)                   47    Chairman of the Board,                  1990             1999
                                                  President, Chief Executive
                                                  Officer and Director

John C. Cotton(2)(3)(5)                     58    Director                                1991             1998

Roy A. Herberger, Jr.(2)(4)                 54    Director                                1992             1997

John M. Holliman, III(2)(4)(5)              43    Director                                1991             1999

Stephen A McConnell(4)                      44    Director                                1991             1997

Paul J. Renze(3)                            40    Director                                1991             1998
----------------------

(1) The Company's directors are classified into three groups, each elected on a staggered basis for three-year terms.

(2)      Member of Executive Committee.

(3)      Member of Audit Committee.

(4)      Member of Compensation Committee.

(5)      Member of Nominating Committee.

         Robert W. Stallings has served as the Company's Chairman and Chief Executive Officer since August 1990 and its President since December 1993.

         John C. Cotton has served as a director of the Company since May 1991 and as President of the Maricopa Partnerships, Inc., a Phoenix-based merchant and investment banking organization, since 1982.

         Roy A. Herberger, Jr. has served as a director of the Company since March 1992 and has served as President of the Thunderbird American Graduate School of International Management, Phoenix, Arizona, since April, 1989. He served as Dean of the Edwin L. Cox School of Business at Southern Methodist University from 1982 to July 1989. Mr. Herberger is a director of Pinnacle West Capital Corp. and Bank of America, Arizona.

         John M. Holliman, III has served as a director of the Company since May 1991 and as a General Partner of AGP Management, L.P., the General Partner of Valley Ventures, L.P., formerly Arizona Growth Partners, L.P., a Phoenix-based venture investment partnership since February 1993. Mr. Holliman served in various capacities, lastly as Senior Managing Director, of Valley National Investors, Inc., the venture investment subsidiary of Valley National Bank of Arizona, from February 1985 to February 1993. Mr. Holliman is a director of Ortho Logic Corporation, Voxel, and DenAmerica Corporation.

         Stephen A McConnell has served as a director of the Company since May 1991 and as the President of Solano Ventures, a Phoenix-based investment firm, and Chairman of Mallco Lumber & Building Materials, Inc., a Phoenix based wholesale distributor of lumber and doors, since September 1991. He served as
President of Belt Perry Associates, Inc., a Phoenix-based property tax consulting firm, from 1991 until September 1995. He is currently a director of Consolidated Carma Corporation and Vodavi Technology, Inc., and served as a director of Glenayre Technologies Inc. until 1993.

         Paul J. Renze has served as a director of the Company since May 1991, and as General Partner of Apex Investment Fund L.P., a Chicago-based venture capital fund management company, since July 1988. Mr. Renze is also the President of Chartwell Holdings Inc., Barrington, Illinois and Chief Executive Officer of Schiavi Leasing Corporation, Oxford, Maine.

Board and Committee Meetings

         The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate to facilitate accurate and timely financial reporting. The Audit Committee met three times during the fiscal year ended September 30, 1996.

         The Compensation Committee of the Board of Directors administers the Company's Stock Option Plan and the Company's Performance Share Plan, reviews all aspects of compensation of the Company's officers and makes recommendations on such matters to the full Board of Directors. The Compensation Committee met twice times during the fiscal year ended September 30, 1996. The Compensation Committee Report on Executive Compensation is set forth elsewhere herein.

         The Nominating Committee of the Board of Directors makes recommendations to the Board concerning the selection of nominees to stand for election to the Board of Directors. The Nominating Committee met once during the fiscal year ended September 30, 1996.

         During the fiscal year ended September 30, 1996, the Board of Directors of the Company met on ten occasions. Each director attended 88% or more of the meetings of the Board and of the Board committees on which he served.

                             PRINCIPAL STOCKHOLDERS
                         AND STOCKHOLDINGS OF MANAGEMENT

         The following table sets forth information, as of December 31, 1996, concerning the capital stock of the Company beneficially owned by each director and nominee of the Company, by the Company's Chief Executive Officer and its other four most highly compensated executive officers during the fiscal year ended September 30, 1996 and all executive officers and directors as a group, and by each Stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

Name(1)                                     Common Shares Beneficially Owned (2)
----                                        --------------------------------

                                                 Shares              Percent
                                                 ------              -------

Robert W. Stallings                            154,390(3)              3.97%

John C. Cotton                                 181,043(4)              4.69%

Roy A. Herberger, Jr.                            9,000                 0.23%

John M. Holliman, III                          308,778(5)              8.00%

Stephen A  McConnell                            40,021                 1.04%

Paul J. Renze                                  209,475(6)              5.43%

James R. Reis                                   74,672                 1.93%

James M. Hennessy                               13,888                 0.36%

Robert J. Boulware                              50,200                 1.30%

Cramer Rosenthal McGlynn, Inc.(7)              537,569                13.93%

All directors and executive officers
as a group (11 persons)                      1,041,467                26.56%
--------------------------

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of the Company's capital stock shown as beneficially owned by him, subject to applicable community property law. Except as otherwise noted, the addresses for the persons named in the table is Two Renaissance Square, 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004.

(2) Includes shares of Common Stock subject to options which were presently exercisable or which may become exercisable within 60 days of December 31, 1996. All exercisable options were "in the money" as of December 30, 1996.

(3)  Includes 14,230 shares owned by his wife.

(4)  Includes  58,643  shares   beneficially  owned  by  Cotton  Family  Limited
     partnership, a limited partnership of which Mr. Cotton is a general partner, and 5,800 shares owned by his wife.

(5)  Owned by Valley Ventures, L.P., formerly named Arizona Growth Partners,  L.
     P. Mr. Holliman is a general partner of AGP Management L.P., which, in turn, is the general partner of Valley Ventures, L.P.

(6) Includes 195,475 shares of Common Stock owned by Apex Investment Fund, L.P. Mr. Renze is a managing partner of Apex Management Partnership, which, in turn, is the general partner of Apex Investment Fund. Mr. Renze disclaims beneficial ownership of all Apex-owned shares of Common Stock except to the extent of his proportionate interest therein.

(7) Information with respect to Cramer Rosenthal McGlynn, Inc. ("CRM") is provided in reliance upon information included in a Schedule 13G dated May 1, 1996 filed by such stockholder. CRM is a registered investment adviser, and states in such Schedule 13G that none of its investment advisory clients is known to own more than five percent of the Common Stock. CRM's address is 707 Westchester Avenue, White Plains, New York 10604. (See "Certain Transactions and Relationships").

                             EXECUTIVE COMPENSATION

         The following information sets forth the aggregate compensation paid by the Company for services rendered during the fiscal year ended September 30, 1996 to the Company's (i) Chief Executive Officer and (ii) the four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 (see footnote 8 below).

                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                             Annual Compensation             Compensation
                                          ---------------------------     --------------------
          Name and                                                               Stock                   All Other
     Principal Position        Year         Salary          Bonus           Options/SARs(#)           Compensation(1)
----------------------------- --------    ------------    -----------     --------------------    ------------------------
Robert W. Stallings            1996          $350,000      $      --              157,000 (2)          $   9,500
Chairman of the                1995           320,337             --              200,000                  4,014
Board, President and           1994           325,000         50,000                   --                  2,594
Chief Executive
Officer

James R. Reis                  1996           200,000             --               63,000 (2)             17,333(3)
Vice Chairman and              1995           200,000         25,000               75,000                 19,398(3)
Chief Financial Officer        1994           200,000             --                   --                  2,594

James M. Hennessy              1996           150,000             --         15,000/30,000 (4)            15,750(3)
Senior Vice President          1995           141,712         15,000               30,000                 54,375(5)
                               1994           134,625             --                   --                  9,169(5)

Robert J. Boulware             1996            92,708         18,983               25,000 (2)             61,312(6)
President, Pilgrim             1995            60,769          2,166                   --                 11,591(6)
America Securities, Inc.       1994            81,048             --                   --                  1,103

Stanley D. Vyner               1996           108,333             --                   --                 33,500(7)
President, Pilgrim             1995                --             --                   --                     --
America Investments,           1994                --             --                   --                     --
Inc.
------------------------

(1) Except as otherwise indicated in the footnotes below, all amounts represent 401(K) matching contributions made under a tax deferred savings plan under
     Section 401(K) of the Internal Revenue Code. The Company's 401(K) savings plan was established in July 1991. Through 1994 the Company had discretion to match participants contributions. Prior to 1994 the Company made matching contributions out of accumulated profits of 50% of the first 4% of the compensation contributed by the participant. No match was made in 1994 although all participants became 100% vested in their employer match accounts as a result of the wind down of the Company's mortgage business. Beginning May 1995, the Company elected to match all future participant contributions up to 7% of compensation contributed by each participant.

(2) The Compensation Committee of the Board of Directors granted 157,000, 63,000 and 25,000 stock options with an exercise price of $5.75 and three year vesting, 33% each year, to Messrs. Robert W. Stallings, James R. Reis, and Robert Boulware, respectively, upon the cancellation of an equivalent number of stock options previously granted which had exercised prices ranging from $7.00 to $12.75.

(3) Includes payment for unused vacation of $8,333 and $15,866 to Mr. Reis in 1996 and 1995, respectively, and $6,250 to Mr. Hennessy in 1996.

(4) During 1996 the Compensation Committee of the Board of Directors granted Mr. Hennessy 15,000 stock options and 30,000 performance shares under the Company's Stock Option Plan and the Company's Performance Share Plan, respectively.

(5) Mr. Hennessy served as an officer of the Company from June 8, 1992 until August 24, 1994 and thereafter as a consultant until February 1995, at which time he rejoined the Company as Senior Vice President. Compensation includes amounts received as severance during this period. Mr. Hennessy's other compensation for 1995 includes consulting fees of $50,000 received in connection with services performed related to the Company's acquisition of certain investment management assets in April 1995. Other compensation in 1994 includes automobile allowances of $7,312.

(6) Other Compensation includes sales commissions paid to Mr. Boulware of $54,534 and $9,994 paid in 1996 and 1995 respectively.

(7) Until June 24, 1996, Mr. Vyner served as a consultant to the Company. Other Compensation includes $30,000 for consulting fees paid to him prior to his hire date.

(8) R. Jeffries Etheredge is not included in the table but he served as President of Pilgrim America Securities, Inc., the Company's wholly owned distributor, until September 1996. Mr. Etheredge received $300,000 in severance upon termination of his employment. During fiscal 1996, he also received $83,621 of Other Compensation which consisted of $76,698 of sales commissions and $6,923 for unused vacation. The 50,000 stock options that had been granted to Mr. Etheredge during 1995 were cancelled following his termination.

Director Compensation

         Directors who are not employees of the Company are each paid an annual retainer of $12,000 plus $500 per meeting of the Board of Directors or a committee thereof attended by the director. On April 15, 1992, each of the then eight non-employee directors of the Company then serving were granted options to purchase up to 10,000 shares of Common Stock at an exercise price of $12.75 per share. The stockholders approved the option grants at the Company's 1993 Annual Meeting of Stockholders. The options granted in 1992 to the Company's five current non-employee directors were cancelled in August 1996 and reissued with an exercise price to $5.75, an eight year term and three year vesting, 33% each year.

Employment Agreements

         During August 1995, at the direction of the Board of Directors, the Company entered into employment agreements with each of Robert W. Stallings, James R. Reis and James M. Hennessy. The employment agreements with Messrs. Stallings and Reis were renewed for two years until December 31, 1998, while the employment agreement of Mr. Hennessy expired in August 1996.

         The employment agreements provide that the Company shall pay an annual base salary of at least $325,000 to Mr. Stallings and $200,000 to Mr. Reis. Each employment agreement may be terminated by the Board of Directors at any time and by the employee with 90 day's advance notice. If the employee is terminated by the Board of Directors other than for just cause (defined in the agreement), the employee will be entitled to a lump sum payment in the amount not less than $487,494 in the case of Mr. Stallings and $300,000 in the case of Mr. Reis.

         Executive officers of the Company and officers of the Company's operating subsidiaries, and certain middle management personnel, who are not compensated on an incentive commission basis, are eligible to be paid a discretionary performance bonus annually. Such bonuses are recommended annually by the Compensation Committee and are subject to approval by the Company's Board of Directors.

Employment Severance Agreements

         The Company has agreements with certain senior employees which provide that if the employee is terminated, he will receive a lump sum payment equal to between three and twelve months of the employee's base compensation.

Stock Options and Performance Shares

         Pursuant to the Company's Stock Option Plan (the "Option Plan"), the Company may grant to employees and officers of the Company (including directors of the Company who are also employees) both incentive stock options and nonstatutory stock options to purchase an aggregate of up to 537,786 shares of the Company's common stock. The Option Plan is administered by the Compensation Committee of the Board of Directors which determines the terms of options granted, including the exercise price, the number of shares subject to each option, and the exercisability of each option. Stock options were granted by the Company under the Option Plan during both the fiscal year ended September 30, 1995 and the fiscal year ended September 30, 1996.

         On August 30, 1996, the Company adopted the 1996 Performance Share Plan (the "Plan"), approved and administered by the Company's Board of Directors, in which certain officers and employees were granted interests ("Performance
Shares") that entitle them to compensation amounts directly related to the market price of the Company's common stock. These amounts may be paid at the Company's election, in cash or in shares of Common Stock.

         The Performance Shares vest over a five-year period. The maximum aggregate number of Performance Shares that may be issued under the plan is 250,000. Cancelled and forfeited shares may be reissued under the Plan. As of September 30, 1996, 182,500 Performance Shares were outstanding, each with an assigned value of $5.75 and five year vesting, 20% each year, beginning on April 7, 1995 or the employee's hire date, if later.

         The table below contains certain information concerning exercises of stock options and Performance Shares (identified as "SARs" in the table) during the fiscal year ended September 30, 1996 by each of the Company's executive officers and the fiscal year end value of unexercised options and Performance Shares held by the executive officers.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      OPTION VALUE AS OF SEPTEMBER 30, 1996

                                                                   Number of Securities             Value of Unexercised
                                                                  Underlying Unexercised                In-the-Money
                                                                  Options/SARs at Fiscal              Options/SARs at
                                                                         Year End                   Fiscal Year End (1)
                            Shares Acquired       Value
          Name                on Exercise       Realized        Exercisable/Unexercisable        Exercisable/Unexercisable
          ----                -----------       --------        -------------------------        -------------------------
Robert W. Stallings                0                0           33,333 / 223,667(Options)             $2,083 / $16,979
                                                                       0 / 0(SARs)                        $0 / $0

James R. Reis                      0                0                16,667 / 96,333                   1,042 / 6,021
                                                                          0 / 0                            0 / 0

James M. Hennessy                  0                0                10,000 / 35,000                    625 / 2,188
                                                                      6,000 / 24,000                    375 / 1,500

Robert J. Boulware                 0                0                   0 / 25,000                       0 / 1,563
                                                                          0 / 0                            0 / 0

Stanley D. Vyner                   0                0                     0 / 0                            0 / 0
                                                                          0 / 0                            0 / 0

(1) All of the exercisable options and SARs are exercisable at a price of $5.75 per shares. The last reported sale price of the Common Stock was $5.8125 per share as reported on September 30, 1996 by the NASDAQ National Market System.

                 BOARD OF DIRECTORS REPORT ON OPTION REPRICINGS

         The Company's Board of Directors met on August 20, 1996 to review the pricing of options that were previously granted to certain executive officers and other employees under the Company's Stock Option Plan and options granted to members of the Board of Directors under the Non-Employee Director Stock Option Plan. Based upon its review, the Board determined that the previously granted options were substantially out of the money and were not providing the incentive the Board intended when the options were originally granted. The options granted to each director under the Non-Employee Director Stock Option Plan were exercisable at $12.75 per share and had a remaining term of three years seven months out of an original eight year term. 261,000 of the options previously granted under the Stock Option Plan were out of the money. Of these 261,000 options, 125,000 had an original exercise price of $7.00 and a remaining term of six years ten months and 136,000 had an original exercise price of $12.75 and a remaining term of three years seven months. On August 30, 1996, when the repriced options were granted, the closing price of the Company's common stock on the NASDAQ National Market was $4.75.

         The Board of Directors determined that it was in the best interest of the Company and its shareholders to offer to cancel all out of the money options and grant to the optionees who accepted the offer, new options in order to provide the incentive envisioned by the Board when it adopted both the Stock Option Plan and the Non-Employee Director Stock Option Plan. The Board cancelled all such options and reissued new options with an exercise price of $5.75, three year vesting, 33% per year, and an eight year term. The following table provides details regarding these repriced options.

                                                           Board of Directors



Robert W. Stallings         Roy A. Herberger, Jr.          John M. Holliman, III
John C. Cotton              Stephen A McConnell            Paul J. Renze


                           TEN YEAR OPTION REPRICINGS

                                                                                                          Length of
                                                                                                          Original
                                                             Market                                        Option
                                             Number of      Price of                                        Term
                                            Securities      Stock At        Exercise                      Remaining
                                            Underlying      Time Of         Price At                      At Date Of
                                              Options       Repricing        Time Of         New          Repricing
                                            Repriced or        Or          Repricing Or    Exercise          Or
           Name                 Date          Amended       Amendment       Amendment        Price        Amendment
      --------------         ----------     ----------     -----------     ------------    ---------     -----------
Robert W. Stallings          August 30,       157,000        $4.75      57,000 / $12,75      $5.75       3 yrs 7 mos
Chairman of the                 1996                                    100,000 / $7.00                  6 yrs 10 mos
Board, President and
Chief Executive Officer

James R. Reis                August 30,       63,000         $4.75      38,000 / $12.75      $5.75       3 yrs 7 mos
Vice Chairman and Chief         1996                                     25,000 / $7.00                  6 yrs 10 mos
Financial Officer

Robert J. Boulware           August 30,       25,000         $4.75           $12.75          $5.75       3 yrs 7 mos
President, Pilgrim              1996
America Securities, Inc.

John C. Cotton               August 30,       10,000         $4.75           $12.75          $5.75       3 yrs 7 mos
Director                        1996

Roy A. Herberger, Jr.        August 30,       10,000         $4.75           $12.75          $5.75       3 yrs 7 mos
Director                        1996

John M. Holliman, III        August 30,       10,000         $4.75           $12.75          $5.75       3 yrs 7 mos
Director                        1996

Stephen A McConnell          August 30,       10,000         $4.75           $12.75          $5.75       3 yrs 7 mos
Director                        1996

Paul J. Renze                August 30,       10,000         $4.75           $12.75          $5.75       3 yrs 7 mos
Director                        1996

Shareholder Return Performance Presentation

     The graph below compares the change in the Company's cumulative total shareholder return on its Common Stock with the comulative total return on equity securities traded on NASDAQ and the relevant comparative benchmark during the period. The total return assumes dividend reinvestments. For the period from March 17, 1992 (the date of the Company's initial public offering) through March 31, 1995 (the quarter in which the Company announced the discontinuance of its mortgage operations), the relevant comparative benchmark was comprised of a peer group of public companies engaged in the mortgage banking industry as described in (1) below. Subsequent to March 31, 1995, the S&P Financials Index is used as the comparative benchmark due to the change in the Company's business from mortgage banking to investment management services.
                              [ Performance Graph ]

                                3/17/92      9/30/92      9/30/93        9/30/94        3/31/95        9/30/95       9/30/96
                                -------      -------      -------        -------        -------        -------       -------
Express America Holdings         100.00        111.36       79.55           54.55         37.50         53.41          52.84
NASDAQ Composite                 100.00         93.78      122.83          123.83        133.45        171.03         202.96
Comparative Benchmark (1)        100.00        109.85      137.79          111.37        115.81        150.44         188.37

     (1) From March 17, 1992 to March 31, 1995, the comparative benchmark is represented by a peer group of public companies engaged in the mortgage banking industry. The peer group includes: Countrywide Credit Industries, Inc.; Fleet Mortgage Group, Inc.; Imperial Credit Industries, Inc.; North American Mortgage Company; and Plaza Home Mortgage Company. For the period March 31, 1995 through September 30, 1996, the comparative benchmark used is the S&P Financials Index. This index is used to better correspond to the Company's investment management services business which began on April 7, 1995, concurrent with its purchase of certain investment management assets at that date.

Compensation Committee Report on Executive Compensation

         The Company's Compensation Committee (the "Committee") is composed entirely of independent outside members of the Board of Directors. The Committee reviews and approves each of the elements of the executive compensation program of the Company and its subsidiaries, and periodically assesses the effectiveness and competitiveness of the program. The Committee met twice during the fiscal year ended September 30, 1996.

         Compensation Philosophy. The goals of the Company's executive compensation program are to support and further the Company's financial performance and its business plan and to enable the Company to attract and retain the quality of executive personnel which the Company believes are necessary to meet the Company's commitment to maximize shareholder value. The philosophy of the Company is to provide compensation programs designed to reward achievement of the Company's goals and to provide compensation opportunities that are commensurate with those of companies engaged in similar businesses which are of a size and type similar to the Company.

         Elements of the Executive Compensation Program. The Company's salary levels for executive officers are set at a rate consistent with competitive practices as compared to other investment management services companies of a size and engaged in business comparable to that of the Company. Salary increases are generally designed to reflect performance of the executive. These elements will usually be subjective in nature, as the Company does not have a practice of establishing specific quantitative target goals for individual compensation levels.

         Executive compensation levels for the fiscal year ended September 30, 1996 and for the fiscal year ending in 1997 were determined against the background of (i) the Company's disposition of its former mortgage banking business, (ii) the commencement in April 1995 of its investment management business, (iii) the initial development of the Company's advisory and distribution systems, and (iv) the desire to improve profitability for shareholders. Accordingly, the base compensation levels for all executives were not increased over prior year levels. In establishing compensation levels for newly appointed executives, the Committee considered the compensation levels prevalent in the investment management industry generally.

         In August 1995, the Board approved new employment agreements for the Company's chief executive officer and certain of its other executive officers. The employment agreements for the Company's Chief Executive Officer and Chief Financial Officer were automatically renewed in 1996 for an additional two year term ending on December 31, 1998. One other executive employee agreement expired in August 1996. As noted above, the base annual salary levels under agreements which were renewed were not increased over the prior years' levels. Other provisions of the renewed agreements, including provisions relating to payments upon termination of employment at the election of the Company, were essentially identical to provisions in prior employment agreements.

         Recently enacted provisions of the Internal Revenue Code limit to $1,000,000 the amount of cash compensation that a company may pay each executive officer and claim a tax deduction in a like amount, with amounts over $1,000,000 generally being a non-deductible expense. Because the Company has never paid individual compensation amounts approaching the $1,000,000 threshold, the Committee has not formulated a policy relating to compensation in excess of the threshold.

         Bonus Payments and Other Incentive Payments. Executive officers are eligible to be paid performance bonuses. Bonus amounts are discretionary, are recommended by the Committee and are subject to approval by the Board of Directors. Bonuses are entirely discretionary, and neither the Board nor the Committee sets performance levels or pre-established formulas for determining whether bonuses will be paid or the amount of bonus paid. Accordingly, bonus amounts are based on a subjective assessment of employee performance.

         Historically, the Company has awarded stock options to executives. During the fiscal year ended September 30, 1996, the Company issued new stock options to certain executives who agreed to cancel previously granted options in exchange for the new options which had a lower exercise price with three year vesting to begin on the new grant date. The new options were granted to reflect both the change in the Company's business and the change in the Company's stock price. The Committee determined that the old options with exercise prices of up to double the market price of the Company's common stock, did not provide the employee incentives intended under the Company's Stock Option Plan. Also, stock options and Performance Shares were granted to one additional executive to reflect enhanced responsibilities.

         During August 1996, the Committee approved a Performance Share Plan which provides compensation to executives and other employees based upon increases in the Company's common stock market price. The Committee designed this Plan to reward executives and other employees for the financial performance by the Company which results in increased stockholder value.

         CEO Compensation. The key performance measure the Committee used in determining the CEO's compensation for 1996 was the Committee's assessment of his vision and leadership in development and expansion of the Company's money management advisory and distribution businesses. The CEO's base salary through December 31, 1997 was set at $350,000 per annum in connection with an employment agreement entered into by the Company and the CEO in August 1995 and renewed for two years to December 31, 1998. The Committee believes this base salary is competitive with amounts paid other experienced CEO's in similarly sized investment management companies.

                                             Compensation Committee


                                             Roy A. Herberger, Jr., Chairman
                                             John M. Holliman, III
                                             Stephen A McConnell


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         The Compensation Committee of the Board of Directors of the Company consists of Messrs. Herberger, Holliman and McConnell. No Compensation Committee interlocks exist and no insiders participated in compensation decisions. The members of the Compensation Committee have at no time been officers or employees of the Company or any of its subsidiaries, nor do they serve on the board of directors of any mutual fund for which the Company serves as investment advisor. John M. Holliman, III, a member of the Company's Compensation Committee, is also a general partner of AGP Management L.P., which is the general partner of Arizona Growth Partners L.P. In connection with the Company's mandatory redemption of 3,384.08 of its shares of Series A Preferred Stock during the fiscal year ended September 30, 1996, Arizona Growth Partners received a redemption payment of $84,219 on 842.19 shares. See "Certain Transactions and Relationships."

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         In connection with the initial capitalization of the Company, the Company and each subscriber to its capital stock ("Investor") entered into a stock purchase agreement on May 16, 1991. Pursuant to the agreement, the Company sold and the Investors purchased an aggregate of 54,145 shares of Series A Preferred Stock (the "Preferred Stock") at a price of $100 per share. When originally issued, each share of Preferred Stock had an annual non-cumulative dividend of 6%, with a liquidation preference of $100 per share plus accrued but unpaid dividends.

         In December 1991, the Board of Director and the stockholders of the Company approved a recapitalization ("Restructuring") of the Company including amending the terms of the Preferred Stock.

         In connection with the Restructuring, the 6% annual dividend on the Preferred Stock was eliminated and the Company redeemed 50 percent of the outstanding shares of Preferred Stock with a portion of the net proceeds from its initial public offering at a cost of approximately $2.7 million, or $100 per share. Thereafter, the Company was obligated to redeem one-eight of the remaining 27,072 shares of Preferred Stock every six months at $100 per share. The last redemption was made on March 30, 1996 and the following Investors received over $60,000: Arizona Growth Partners, L.P. ($84,219) and Apex Investment Fund L.P. ($61,250). John M. Holliman, III, a director of the Company, is a general partner of AGP Management L.P., which is the general partner of Arizona Growth Partners; and Paul J. Renze, a director of the Company, is a general partner of Apex Investment Fund.

         Gerald B. Cramer resigned as a director of the Company in April 1995. Mr. Cramer is a principal owner and officer of CRM Advisors, LLC which became the subadvisor to the Pilgrim America Masters MidCap Value Fund when it commenced operations in September 1995. CRM receives a fee for subadvising this Fund which is managed and advised by Pilgrim America Investments, Inc., a subsidiary of the Company. CRM also is an affiliate of Cramer Rosenthal and McGlynn, Inc. which is the beneficial owner of 13.93% of the Company's common stock. See "Principal Stockholders and Stockholdings of Management."

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers Automated Quotation System. Such reports are filed on Form 3, Form 4, and Form 5 under the Exchange Act. Officers, directors and greater than ten-percent shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons. The Company believes that, during fiscal year ended September 30, 1996 all officers, directors, and greater than ten-percent beneficial owners complied with the applicable Section 16(a) filing requirements except for the following: Mr. Stallings filed a Form 4 reporting purchases made in June, 1996 subsequent to the required date. Messrs. Herberger, Holliman, Norman, and Renze filed a Form 4, reporting the grant of options on August 30, 1996 to acquire shares of the Company's common stock, subsequent to the required date.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The principal independent public accounting firm utilized by the Company during fiscal years ended September 30, 1995 and September 30, 1996 was KPMG Peat Marwick, independent certified public accountants (the "Auditors"). It is presently contemplated that the auditors will be retained as the principal accounting firm to be utilized by the Company throughout the fiscal year ending September 30, 1997. The Company anticipates that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

                            PROPOSALS BY STOCKHOLDERS

         Any Stockholder proposal which is intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's principal executive offices by no later than September 19, 1997, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                 OTHER BUSINESS

         The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board of Directors is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                        By Order of the Board of Directors



                                        Robert W. Stallings
                                        Chairman of the Board

Phoenix, Arizona
January 15, 1997

                                                                           PROXY
                      EXPRESS AMERICA HOLDINGS CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints ROBERT W. STALLINGS, JAMES R. REIS and JAMES M. HENNESSY, or any of them acting in the absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of EXPRESS AMERICA HOLDINGS CORPORATION the (the "Company") to be held at the Company's Corporate Headquarters, Two Renaissance Square, 40 North Central Ave., Suite 1200, Phoenix, AZ 85004, on February 26, 1997, at 10:00 a.m., local time, and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

                 (Continued and to be signed on reverse side.)

                                               Withheld  For All
1. Election of Directors - Nominees:      For     All    Except those whose names are written on the line provided below (if apply)
   Roy A. Harberger, Jr.                  ( )     ( )    ( )_______________________________________________________________________
     and Stephen A. McConnell





                                                                                                 Dated:_______________________, 1997

                                                                                            ________________________________________
                                                                                                                         (Signature)
                                                                                            ________________________________________
                                                                                                                         (Signature)

                                                                                                  When    signing    as    executor,
                                                                                                  administrator,  attorney,  trustee
                                                                                                  or  guardian,   please  give  full
                                                                                                  title as such,  if a  corporation,
                                                                                                  please sign in full corporate name
                                                                                                  by president  or other  authorized
                                                                                                  officer. If a partnership,  please
                                                                                                  sign   in   partnership   name  by
                                                                                                  authorized   person.  If  a  joint
                                                                                                  beneficiary,   please   have  both
                                                                                                  joint beneficiary sign.

                                                      ^ FOLD AND DETACH HERE ^

                                                       YOUR VOTE IS IMPORTANT.
                                       PLEASE PROMTLY SIGN AND RETURN IN THE ENCLOSED ENVELOPE